Exhibit 10.3

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to the Employment Agreement (the “Amendment”) is by and between Superior Energy Services, Inc., a Delaware corporation (the “Company”), and Robert S. Taylor (the “Executive”), and dated and effective as of March 1, 2018 (the “Amendment Effective Date”). Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement (as defined below).

WITNESSETH:

WHEREAS, the Executive and the Company entered into an Employment Agreement (the “Agreement”), dated December 12, 2012, but with an effective date of June 15, 2013; and

WHEREAS, the parties now desire to amend the Agreement as reflected in this Amendment.

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.	Amendment. As of the Amendment Effective Date, the parties agree to the following:

a.	Section 2(a) (Title and Duties) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Title and Duties. Executive shall continue to be employed as a senior advisor to the Company. Executive shall perform such duties as may be requested from time to time by the Company’s Chief Executive Officer or Chief Financial Officer.”

b.	Section 2(c) (Activities) of the Agreement is hereby deleted in its entirety.

c.	Section 3(a) (Employment Period) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Employment Period. Executive’s employment with the Company hereunder shall continue until February 28, 2019 (the “Employment Period”).”

d.	Section 4(a) (Salary) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Salary. The Company shall pay to Executive an annual base salary of $150,000 per year (the “Base Salary”) during the Employment Period, which shall be paid in equal semi-monthly installments in accordance with the Company’s regular payroll practices.”

e.	Sections 4(b) (Incentive Bonus), 4(c) (Long-Term Incentives), 4(f) (Change of Control Severance Plan), 4(g) (Automobile) and 4(i) (Vacations) of the Agreement are hereby amended and restated in their entirety to read as follows:

“RESERVED”.

f.	Section 4(e) (Welfare Benefit Plans) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Welfare Benefits Plans. Executive and Executive’s family, as the case may be, shall be eligible to participate in all medical and other welfare benefit plans generally available to the Company’s executive officers until February 28, 2020.”

g.	Sections 5(b) (Termination by Executive), 6(b) (Change of Control) and 6(c) (Other Terminations) of the Agreement are hereby amended and restated in their entirety to read as follows:

“RESERVED”.

2.     Miscellaneous.

a.	This Amendment shall be construed and enforced in accordance with and governed by the internal laws of the State of Texas without regard to principles of conflicts of laws.

b.	Except as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect, and the Agreement is in all respects ratified and confirmed. On and after the Amendment Effective Date, each reference in the Agreement to the “Agreement”, “hereinafter”, “herein”, “hereinafter”, “hereunder”, “hereof”, or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.

c.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

SUPERIOR ENERGY SERVICES, INC.

/s/ David D. Dunlap
David D. Dunlap
President and Chief Executive Officer

EXECUTIVE:

/s/ Robert S. Taylor
Robert S. Taylor

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